EXHIBIT FS-7

                             UNION ELECTRIC COMPANY
                           CONSOLIDATED BALANCE SHEET
                     (In millions, except per share amounts)

                                                             Reported      Service Territory        Generating          Pro Forma
                                                            DECEMBER 31,        TRANSFER          ASSET TRANSFER      DECEMBER 31,
                                                               2004          ADJUSTMENTS (A)       ADJUSTMENTS(B)         2004
                                                            -----------    -----------------      --------------      -------------
                          ASSETS
Current Assets:
  Cash and cash equivalents                                  $      48      $            -         $         -        $          48
  Accounts receivable - trade (less allowance
    for doubtful accounts of $3 and $6, respectively)              188                 (10)                  -                  178
  Unbilled revenue                                                 118                  (9)                  -                  109
  Miscellaneous accounts and notes receivable                       21                  69                   -                   90
  Materials and supplies                                           199                  (4)                  2                  197
  Other current assets                                              18                   -                   -                   18
                                                            -----------    -----------------      --------------      -------------
     Total current assets                                          592                  46                   2                  640
                                                            -----------    -----------------      --------------      -------------
Property and Plant, Net                                          7,075                (126)                240                7,189
Investments and Other Non-Current Assets:
  Nuclear decommissioning trust fund                               235                   -                   -                  235
  Other assets                                                     263                   -                   -                  263
                                                            -----------    -----------------      --------------      -------------
    Total investments and other non-current assets                 498                   -                   -                  498
                                                            -----------    -----------------      --------------      -------------
Regulatory Assets                                                  585                  (4)                  -                  581
                                                            -----------    -----------------      --------------      -------------
        TOTAL ASSETS                                         $   8,750     $           (84)       $        242        $       8,908
                                                            ===========    =================      ==============      =============


           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term debt                       $       3     $             -        $          -        $      -
  Short-term debt                                                  375                   -                   -                  375
  Borrowings from money pool                                         2                   -                 242                  244
  Accounts and wages payable                                       325                  (2)                  -                  323
  Taxes accrued                                                     51                  (2)                  -                   49
  Other current liabilities                                        108                  (1)                  -                  107
                                                            -----------    -----------------      --------------      -------------
    Total current liabilities                                      864                  (5)                242                1,101
                                                            -----------    -----------------      --------------      -------------
Long-term Debt, Net                                              2,059                   -                   -                2,059
Deferred Credits and Other Non-Current Liabilities:
  Accumulated deferred income taxes, net                         1,217                   -                   -                1,217
  Accumulated deferred investment tax credits                      108                  (6)                  -                  102
  Regulatory liabilities                                           776                  (3)                  -                  773
  Asset retirement obligations                                     431                   -                   -                  431
  Accrued pension and other postretirement benefits                219                   -                   -                  219
  Other deferred credits and liabilities                            80                  (1)                  -                   79
                                                            -----------    -----------------      --------------      -------------
    Total deferred credits and other non-current                 2,831                 (10)                  -                2,821
    liabilities                                             -----------    -----------------      --------------      -------------
Commitments and Contingencies (Notes 1, 3, 15 and 16)
Stockholders' Equity:
  Common stock, $5 par value, 150.0 shares authorized -            511                   -                   -                  511
    102.1 shares outstanding
  Preferred stock not subject to mandatory redemption              113                   -                   -                  113
  Other paid-in capital, principally premium on common             718                   -                   -                  718
    stock
  Retained earnings                                              1,688                 (69)                  -                1,619
  Accumulated other comprehensive loss                             (34)                  -                   -                  (34)
                                                            -----------    -----------------      --------------      -------------
    Total stockholders' equity                                   2,996                 (69)                  -                2,927
                                                            -----------    -----------------      --------------      -------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $   8,750     $           (84)       $        242        $       8,908
                                                            ===========    =================      ==============      =============

(A) TO REFLECT THE TRANSFER OF UE'S ILLINOIS-BASED ELECTRIC AND GAS BUSINESSES, INCLUDING ITS ILLINOIS-BASED DISTRIBUTION ASSETS AND CERTAIN OF ITS TRANSMISSION ASSETS, TO CIPS. ASSUMES UE TRANSFERS APPROXIMATELY ONE-HALF OF THE ASSETS DIRECTLY TO CIPS IN CONSIDERATION FOR A CIPS SUBORDINATED PROMISSORY NOTE, AND APPROXIMATELY ONE-HALF OF THE ASSETS BY MEANS OF A DIVIDEND IN KIND TO AMEREN FOLLOWED BY A CAPITAL CONTRIBUTION BY AMEREN.

(B) TO REFLECT THE TRANSFER OF KINMUNDY AND PINCKNEYVILLE CTS FROM AMEREN ENERGY GENERATING COMPANY ASSUMING UE FINANCES THE TRANSACTION UTILIZING SHORT-TERM BORROWINGS.
